UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2008

Flagstone Reinsurance Holdings Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33364	98-0481623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Church Street, Hamilton HM 11, Bermuda
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (441) 278-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  REGULATION FD DISCLOSURE

On August 18, 2008, Flagstone Reinsurance Holdings Limited (the “Company”) issued a press release announcing its decision to restructure its global reinsurance operations by merging its two wholly owned subsidiaries, Flagstone Reinsurance Limited, a Bermuda reinsurance company, and Flagstone Réassurance Suisse SA, a Swiss reinsurance company, into one operating platform, which will be Flagstone Réassurance Suisse SA with its existing Bermuda branch.  The change in corporate structure will not result in any change of management or corporate control, nor will there be any changes to the Company's Board of Directors.  The Flagstone reinsurance platform remains under the ownership and control of the Company, a NYSE-listed and SEC-regulated company. The Company is a Bermuda company and will remain in Bermuda.  The restructuring is subject to various regulatory approvals and rating agency affirmation of ratings.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.  This Form 8-K and Exhibit 99.1 hereto are being furnished to the Securities and Exchange Commission (the “SEC”) pursuant to Item 7.01 of Form 8-K and are therefore not to be considered “filed” with the SEC.

Exhibit No.	Description
99.1	Press release, dated August 18, 2008, announcing the restructuring of the global reinsurance operations of Flagstone Reinsurance Holdings Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLAGSTONE REINSURANCE HOLDINGS LIMITED

Date: August 18, 2008	By:	/s/ James O’Shaughnessy
Name: James O’Shaughnessy
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated August 18, 2008, announcing the restructuring of the global reinsurance operations of Flagstone Reinsurance Holdings Limited.